UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 9, 2014

Date of Report (Date of earliest event reported)

Sophiris Bio Inc.
(Exact name of registrant as specified in its charter)

British Columbia	001-36054	98-1008712
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1258 Prospect Street La Jolla, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 777-1760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 9, 2014 the Board of Directors of Sophiris Bio Inc. approved certain change in control severance benefit agreements for all employees of the Company, including all of its executive officers. With respect to the Company’s executive officers, the severance benefits will become payable in the event that (i) a qualifying change in control event occurs and (ii) a termination without cause or resignation for good reason of the executive officer occurs within the period commencing one month prior to and ending 18 months following the qualifying change in control event. With respect to the Company’s executive officers, the severance benefits consist of (i) a lump sum payment of 18 months base salary and 150% of the annual target bonus (or 150% the amount of the last annual bonus actually paid, if higher) less standard deductions and withholdings, (ii) 18 months of COBRA premium benefits, and (iii) full acceleration of the vesting and exercisability of all then outstanding time-based vesting stock options and other time-based vesting equity awards. Payment of severance benefits is in all cases conditioned upon the executive officer providing a timely and effective release of claims against the Company. These new severance benefits will not duplicate the severance benefits currently available to our Chief Executive Officer under the terms of his employment agreement with the Company entered into on August 16, 2012, such that Mr. Woods will receive benefits under his change in control severance benefit agreement only to the extent those benefits are additional to any severance benefits that become payable to him under the terms of his employment agreement.

For purposes of these agreements, a qualifying change of control event generally includes any of the following events: (i) an acquisition by any person, entity or group of the beneficial ownership of securities of the Company representing more than fifty percent of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction; (ii) a merger, consolidation, plan of arrangement or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent of the combined outstanding voting power of the surviving entity or its parent entity; and (iii) a sale or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sophiris Bio Inc.

Dated: September 15, 2014
	By:	/s/ Peter Slover
Peter Slover
Chief Financial Officer